                                                                    Exhibit 11.1
                        EATERIES, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE

                                                                                                1997 QUARTER ENDED
                                                                                  March 30          June 29          September 28
                                                                                 ----------        ----------         ----------
Shares for net income per share computation:
                  Weighted average shares:
                    Common shares outstanding from
                     beginning of period   . . . . . . . .                        3,860,630         3,867,330          3,907,336
                    Common shares issued upon:
                     Exercise of stock options . . . . . .                            2,637            39,852               -
                     Common stock bonuses. . . . . . . . .                             -                1,879               -
                    Treasury shares acquired . . . . . . .                             -              (11,213)           (49,775)
                                                                                 ----------        ----------         ----------
                                                                                  3,863,267         3,897,848          3,857,561

                  Common stock equivalents:
                     Shares issuable upon exercise of options . . . . . . .         556,983           133,651            743,651
                     Assumed repurchase of outstanding shares up to 20%
                       limitation (based on average market price for the
                       quarter)                                                    (336,646)          (76,688)          (582,244)
                                                                                 ----------        ----------         ----------
                                                                                    220,337            56,963            161,407
                                                                                 ----------        ----------         ----------
                           Total shares . . . . . . . . .                         4,083,604         3,954,811          4,018,968
                                                                                 ==========        ==========         ==========

                 Net income . . . . . . . . . . . . . . . .                      $  228,808        $   23,690         $  225,322
                                                                                 ==========        ==========         ==========

                 Net income per share . . . . . . . . . . .                      $     0.06        $     0.01         $     0.06
                                                                                 ==========        ==========         ==========

                                                                                                                     Thirty-nine
                                                                                                                     Weeks Ended
                                                                                                                    September 28,
                                                                                                                       1997
                                                                                                                   --------------
                 Net income (sum of three quarters above) . . . . . . . . . . . . .                                   $  477,820
                                                                                                                      ==========

                 Weighted average number of common and common
                    equivalent shares (average of three quarters above). . . . . . .                                   4,019,128
                                                                                                                      ==========

                 Net income per share . . . . . . . . . . . . . . . . . . . . . . .                                   $     0.12
                                                                                                                      ==========

                                                                    Exhibit 11.1
                        EATERIES, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE

                                                                                               1996 QUARTER ENDED
                                                                                  March 31           Jun30          September 29
                                                                                 ----------        -----------       ----------
                Shares for net income per share computation:
                  Weighted average shares:
                     Common shares outstanding from
                       beginning of period. . . . . . . .                         3,745,095         3,842,258         3,843,908
                   Common shares issued upon:
                     Exercise of stock options. . . . . .                            62,996                 -                 -
                     Sale of common stock . . . . . . . .                                 -               198                50
                     Common stock bonuses . . . . . . . .                                 -               948               593
                                                                                 ----------        -----------       ----------
                                                                                  3,808,091         3,843,404         3,844,551

                   Common stock equivalents (unless anti-dilutive):
                     Shares issuable upon exercise of
                       options (dilutive) . . . . . . . .                           761,983                 -           864,483
                     Assumed repurchase of outstanding shares up to 20%
                         limitation (based on average market price for the
                         quarter)                                                  (637,961)                -          (622,227)
                                                                                 ----------        -----------       ----------
                                                                                    124,022                 -           242,256
                                                                                 ----------        ----------        ----------
                          Total shares . . . . . . . . . .                        3,932,113         3,843,404         4,086,807
                                                                                 ==========        ==========        ==========

                Net income (loss). . . . . . . . . . . . .                       $   37,279        $ (165,853)       $  109,354
                                                                                 ==========        ==========        ==========

                Net income (loss) per share. . . . . . . .                       $     0.01        $    (0.04)       $     0.03
                                                                                 ==========        ==========        ==========

                                                                                                                     Thirty-nine
                                                                                                                     Weeks Ended
                                                                                                                   September 29,
                                                                                                                        1996
                                                                                                                    -------------
                Net loss (sum of three quarters above). . . . . . . . . . . . . . .                                  $  (19,220)
                                                                                                                     ==========

                Weighted average number of common and common
                   equivalent shares (average of three quarters above) . . . . . . .                                  3,954,108
                                                                                                                     ==========

                Net loss per share. . . . . . . . . . . . . . . . . . . . . . . . .                                  $    (0.00)
                                                                                                                     ==========